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                                                                     EXHIBIT 8.2


                 AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                                ATTORNEYS AT LAW
                               590 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
AUSTIN                          (212) 872-1000
BRUSSELS                     FAX (212) 872-1002
DALLAS                        www.akingump.com
DENVER
HOUSTON
LONDON                  DIRECT DIAL NUMBER (212) 872-8097
LOS ANGELES             E-MAIL ADDRESS lshaw@akingump.com
MOSCOW
NEW YORK
NORTHERN VIRGINIA
PHILADELPHIA
SAN ANTONIO
WASHINGTON, D.C.
----------------------------

RIYADH (AFFILIATE)

                                    [ , 2001]

Max Re Capital Ltd.
Ascot House
28 Queen Street
Hamilton, HM 11 Bermuda

Ladies and Gentlemen:

         We are delivering this opinion in connection with the Registration Statement on Form S-1 (File No. 333-62006) as amended (the "Registration Statement") filed by Max Re Capital Ltd. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offering of __________ of the Company's Common Shares, $1.00 par value per share (the "Common Shares"), and up to [ ] Common Shares solely to cover overallotments.

         We have reviewed the Registration Statement and have considered such aspects of United States and New York law as we have deemed relevant for purposes of the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies.

         Based upon and subject to the foregoing, we are of the opinion that the statements in the Registration Statement under the heading "Material Tax Considerations--Taxation of the Max Re Capital and its Subsidiaries--United States" and "--Taxation of Shareholders--United States Taxation of U.S. Shareholders," insofar as such statements constitute a summary of the law referred to therein, are accurate in all material aspects and fairly present the information called for with respect to such legal matters and fairly summarize the legal matters referred to therein.



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AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
Max Re Capital Ltd.
[                  ], 2001
Page 2

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to the reference to our Firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving this consent we do not hereby admit that we are within the category of persons whose consent is required with Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                       Very truly yours,




                                       Akin, Gump, Strauss, Hauer & Feld, L.L.P.